EXHIBIT 10.14



                             ST. JUDE MEDICAL, INC.
                        NON-QUALIFIED STOCK OPTION AWARD
                                (2002 STOCK PLAN)

[NAME AND ADDRESS OF OPTIONEE]

[SOCIAL SECURITY NUMBER OF OPTIONEE]



         THIS CERTIFIES that St. Jude Medical, Inc. (the "Company") has granted you an option (the "Option") to purchase shares (the "Option Shares") of common stock, par value $.10 per share, of the Company (the "Common Stock") pursuant to the St. Jude Medical, Inc. 2002 Stock Plan, as amended (the "Plan"), as follows:

         Grant Type:       Non-Qualified Stock Option

         Grant Date:

         Exercise Price Per Share:

         Total Number of Option Shares:

         Expiration Date:

         The Option is granted under and governed by the following terms and conditions and the terms and conditions contained in the Plan. A copy of the Plan is available upon request. Any capitalized terms not defined in this Award will have the meaning set forth in the Plan.

                                              ST. JUDE MEDICAL, INC.


                                              By: ______________________________
                                              Name:
                                              Title:

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TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION AWARD


         1.    Vesting and Term of Option.

         (a) The Option will become exercisable as to 25% of the Option Shares on each anniversary of the Grant Date (stated on the first page of this Award), commencing with the first anniversary of the Grant Date, unless the Option terminates or the vesting accelerates as provided in this Award. Once the Option has become exercisable for all or a portion of the Option Shares, it will remain exercisable for all or such portion of the Option Shares, as the case may be, until the Option expires or is terminated as provided in this Award. The Option will expire on the Expiration Date (stated on the first page of this Award), unless it is terminated prior to that time in accordance with the terms and conditions of this Award.

         (b) Notwithstanding the vesting provision contained in Section 1(a) above, but subject to the other terms and conditions set forth herein, from and after a Change of Control (as hereinafter defined) the Option will become immediately exercisable in full. As used herein, "Change of Control" shall mean any of the following events:

               (i) the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or any of its Subsidiaries, or any employee benefit plan of the Company and/or one or more of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as hereinafter defined); or

               (ii) individuals who, as of the Grant Date, constitute the Board of Directors of the Company (generally the "Directors" and as of the Grant Date the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Grant Date whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or

               (iii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors; or

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               (iv)   the first purchase under any tender offer or exchange
         offer (other than an offer by the Company or any of its Subsidiaries) pursuant to which shares of Common Stock are purchased; or

               (v) at least a majority of the Continuing Directors determines in their sole discretion that there has been a change in control of the Company.

         3.    Effect of Termination of Employment.

         (a) If your employment is terminated by reason of your death, the Option may be exercised at any time within 12 months after the date of your death, to the extent that the Option was exercisable by you on the date of death, by your personal representatives or administrators or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option will not be exercisable after the Expiration Date of the Option.

         (b) If your employment is terminated by reason of Disability, you may exercise the Option at any time within 12 months after such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option will not be exercisable after the Expiration Date of the Option.

         (c) If your employment is terminated by reason of Retirement, you may exercise the Option at any time within 36 months after such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option will not be exercisable after the Expiration Date of the Option.

         (d) If your employment is terminated for Cause, the Option will terminate immediately upon termination of employment and will not be exercisable thereafter.

         (e) If your employment terminates for any reason other than your death, Disability, Retirement or for Cause, you may exercise the Option at any time within 90 days after the date of such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option will not be exercisable after the Expiration Date of the Option. However, if upon termination of your employment you become a consultant to the Company pursuant to a written consulting agreement, then you may continue to exercise the Option at any time until 90 days after the date of termination of such consulting agreement to the extent the Option was exercisable by you on the date of your termination of employment and subject to the condition that the Option may not be exercised after the termination of the Option.

         4.   Method of Exercising Option.

         (a) Subject to the terms and conditions of this Award, the Option may be exercised by written notice to the Company, to the attention of the Stock Option Administrator at Corporate Headquarters. Such notice must state the election to exercise the Option, the number of Option Shares as to which the Option is being exercised and the manner of payment, and must be signed by the person or persons so exercising the Option. The notice must be accompanied by payment in full of the Exercise Price (stated on the first page of this Award) for all Option Shares

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designated in the notice.  To the extent that the Option is exercised by a person or persons other than you, the notice of exercise also must be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

         (b) Payment of the Exercise Price must be made to the Company through one or a combination of the following methods:

               (i) delivery of a check payable to the Company or cash, in United States currency;

               (ii) delivery of shares of Common Stock acquired by you (or the other person(s) exercising the Option) more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Exercise Price. You (or such other person(s)) must duly endorse all certificates delivered to the Company in blank and must represent and warrant in writing that you are the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions; or

               (iii) delivery of a combination of cash or a check and Common Stock acquired by you (or the other person(s) exercising the Option) more than six months prior to the date of exercise having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price.

         5.    Income Tax Withholding.

         In order to provide the Company with the opportunity to claim the benefit of any income tax deduction that may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable minimum federal or state income, withholding, social, payroll or other taxes, which are your sole and absolute responsibility, are withheld or collected from you or the other person(s) exercising the Option. You or such other person(s) exercising the Option may, at your election (the "Tax Election"), satisfy the applicable minimum tax withholding obligations by (a) electing to have the Company withhold a portion of the Option Shares otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Tax Election must be made on or before the date that the amount of tax to be withheld is determined.

         6.    Restriction on Transfer or Sale of Option Shares.

         (a) Each time that all or a portion of the Option is exercised in accordance with the terms and conditions of this Award, 50% of the Option Shares (after deducting any Option Shares used or sold by you to pay the exercise price or to satisfy the applicable minimum tax withholding obligations in connection with such exercise, and rounded down to the nearest whole share) received by you from such exercise shall be held by you for one year from the date of such exercise, provided, however, the Committee, in its sole discretion, may waive such restriction on transfer or sale on all or a portion of such Option Shares prior to the expiration of such one-year period. Nothing in this Section 6(a) shall prevent you from accepting a payment of cash or other property or securities in consideration for the Option or the Option Shares in connection with a Change of Control, provided that the restriction on transfer or sale set forth in this Section 6(a) shall continue to apply to any securities received by you in consideration for the Option or the Option Shares in

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connection with any such Change of Control to the same extent as if those securities had been received upon the exercise of the Option, unless your employment is terminated and the restriction ceases to apply as provided in
Section 6(b).

         (b) Notwithstanding Section 6(a), if your employment is terminated pursuant to Section 3(a), (b) or (c) above, the restriction on transfer or sale pursuant to Section 6(a) will automatically cease and, so long as all federal and state securities laws are adhered to, any Option Shares which you (or in the case of your death, your personal representatives or administrators or any person or persons to whom the Option or the Option Shares have been transferred by will or the applicable laws of descent and distribution) receive or have received pursuant to the exercise of the Option may be immediately transferred or sold.

         7.    Adjustments.

         If the Committee determines that any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, other change in corporate structure affecting the Common Stock, spin-off, split-up or other distribution of assets to shareholders, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award, then an appropriate adjustment automatically will be made in the number and kind of Option Shares with a corresponding adjustment in the Exercise Price; provided that the number of Option Shares always will be a whole number.

         8.    Securities Matters.

         No Option Shares will be issued hereunder prior to such time as counsel to the Company has determined that the issuance of the Option Shares will not violate any federal or state securities or other laws, rules or regulations. The Company will not be required to deliver any Option Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

         9.    General Provisions.

         (a) Interpretations. This Award is subject in all respects to the terms of the Plan. In the event that any provision of this Award is inconsistent with the terms of the Plan, the terms of the Plan will govern. Any question of administration or interpretation arising under this Award will be determined by the Committee, and such determination will be final, conclusive and binding upon all parties in interest.

         (b) No Rights as a Shareholder. Neither you nor your legal representatives will have any of the rights and privileges of a shareholder of the Company with respect to the Option Shares unless and until certificates for such Option Shares have been issued upon exercise of the Option.

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         (c)   No Right to Employment. Nothing in this Agreement or the Plan will be construed as giving you the right to be retained as an employee of the Company. In addition, the Company may at any time dismiss you from employment, free from any liability or any claim under this Award.

         (d) Option Not Transferable. The Option may not be transferred, pledged, alienated, attached or otherwise encumbered, and any purported transfer, pledge, alienation, attachment or encumbrance of the Option will be void and unenforceable against the Company, except that the Option may be transferred (i) by will or by the laws of descent and distribution or (ii) by gift, without consideration, under a written instrument that is approved in advance by the Committee, to a member of your family, as defined in Section 267 of the Internal Revenue Code of 1986, as amended, or to a trust or similar entity whose sole beneficiaries are you and/or members of your family (such family member or other entity, a "Permitted Transferee"), provided that such transfer and the exercise of the Option by such Permitted Transferee do not violate any federal or state securities laws. During your lifetime the Option will be exercisable only by you or such Permitted Transferee.

         (e) Reservation of Shares. The Company will at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Award.

         (f) Headings. Headings are given to the sections and subsections of this Award solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Award or any provision hereof.

         (g) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Award.

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